Exhibit 99.1

P R O X Y C A R D
WORLDWIDE WEBB ACQUISITION CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
EXTRAORDINARY GENERAL MEETING TO BE HELD [•]
The undersigned, revoking any previous proxies relating to these shares with respect to the proposals hereby acknowledges receipt of the notice and the accompanying proxy statement/prospectus (the “Proxy Statement”), dated [•], in connection with the Extraordinary General Meeting to be held at [•], for the sole purpose of considering and voting upon the following proposals, and hereby appoints Daniel S. Webb the attorney and proxy of the undersigned, with power of substitution, to vote all shares of the ordinary shares of Worldwide Webb Acquisition Corp. registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in this Proxy Statement.
THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR ORDINARY SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.
(Continued and to be marked, dated and signed on reverse side)
Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting to be held at [•]:
The notice of Extraordinary General Meeting and the accompanying Proxy Statement are available at [•]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 9.

Please mark vote as indicated in this example X

Proposal No. 1 — Business Combination Proposal — a proposal by ordinary resolution to approve the Business Combination Agreement, dated as of March 11, 2023 (as amended June 30, 2023 and as it may be further amended and supplemented from time to time, the "Business Combination Agreement"), by and among Worldwide Webb Acquisition Sponsor, LLC, a Cayman Islands limited liability company ("WWAC"), WWAC Amalgamation Sub Pte. Ltd., a Singapore private company limited by shares and a direct wholly owned subsidiary of WWAC ("Amalgamation Sub"), and Aark Singapore Pte. Ltd., a Singapore private company limited by shares ("AARK"), and the transactions contemplated thereby (collectively, the "Business Combination"). Pursuant to the Business Combination Agreement, among other things, Amalgamation Sub will amalgamate with AARK, with AARK being the surviving company (the "Amalgamation") and becoming a subsidiary of WWAC, and WWAC's name will change to "Aeries Technology, Inc." ("ATI").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — Charter Proposal — a proposal by special resolution, with effect from the time at which the Amalgamation Proposal (as defined in the Business Combination Agreement) is lodged with the Singapore Accounting and Corporate Regulatory Authority (the "Effective Time"), of the amendment and restatement of the current amended and restated memorandum and articles of association of WWAC (the "Existing Memorandum and Articles of Association") in their entirety by the proposed memorandum and articles of association of WWAC (the "Proposed Memorandum and Articles of Association") in connection with the Business Combination.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposals No. 3, 4 and 5 — Governing Documents Proposals — proposals by ordinary resolution to approve the following material differences between the Existing Memorandum and Articles of Association and the Proposed Memorandum and Articles of Association:

Proposal No. 3 — Governing Documents Proposal A — an amendment to change the authorized capital stock of WWAC from (i) 500,000,000 Class A ordinary shares, par value $0.0001 per share, (ii) 50,000,000 Class B ordinary shares, par value $0.0001 per share and (iii) 5,000,000 preference shares, par value $0.0001 per share, to (i) 500,000,000 Class A ordinary shares, par value $0.0001 per share, (ii) 1 ATI Class V ordinary share, par value $0.0001 per share, and (iii) 5,000,000 preference shares, par value $0.0001 per share.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — Governing Documents Proposal B — an amendment to provide that every member present will have one vote for every share of which he is the holder, provided that (x) the ATI Class V ordinary share will have a number of votes representing 26.0% of all votes attached to the total issued and outstanding Class A ordinary shares and the ATI Class V ordinary share (subject to a proportionate reduction in voting power in connection with the exchange by the Sole Shareholder of AARK prior to the Business Combination (the "Sole Shareholder") of AARK ordinary shares for ATI Class A ordinary shares pursuant to the certain exchange agreements entered into in connection with the Business Combination), provided, however, that such proportionate reduction will not affect the voting rights of the ATI Class V ordinary share in the event of (i) a threatened or actual Hostile Change of Control (as defined in the Business Combination Agreement) and/or (ii) the appointment and removal of a director on the board of directors of ATI), (y) in connection with certain extraordinary events set forth in the Proposed Memorandum and Articles of Association, the ATI Class V ordinary share will have a number of votes representing 51.0% of all votes attached to the total issued and outstanding Class A ordinary shares and the ATI Class V ordinary share and (z) upon the exchange of all AARK ordinary shares held by the Sole Shareholder pursuant to an exchanged agreement that the Sole Shareholder will enter into with AARK and WWAC, the ATI Class V ordinary share will be automatically forfeited and cancelled.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — Governing Documents Proposal C — certain other changes in connection with the replacement of the Existing Memorandum and Articles of Association with the Proposed Memorandum and Articles of Association as part of the Business Combination, including (i) changing the post-Business Combination corporate name from "Worldwide Webb Acquisition Corp." to "Aeries Technology, Inc.", (ii) making ATI's corporate existence perpetual, and (iii) removing certain provisions related to our status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which the board of directors of WWAC believes are necessary to adequately address the needs of ATI after the Business Combination.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 — The Nasdaq Proposal — a proposal by ordinary resolution to approve, for the purposes of complying with Nasdaq Listing Rule 5635(a), (b) and (d), the issuance of ATI Class A ordinary shares and the ATI Class V ordinary share in connection with the Business Combination and the issuance of 1,033,058 ATI Class A ordinary shares to a certain accredited investor for aggregate gross proceeds of $5,000,000.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 — Equity Incentive Plan Proposal — a proposal by ordinary resolution of the ATI 2023 Equity Incentive Plan.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 8 — Director Election Proposal — a proposal, by ordinary resolution of the holders of Class B ordinary shares, to elect the below nominees, with effect from the Effective Time, in each case, to serve as directors until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐

Nominees:

Sudhir Appukuttan Panikassery
Daniel S. Webb
Venu Raman Kumar
Alok Kochhar
Biswajit Dasgupta
Nina B. Shapiro
Ramesh Venkataraman

To withold authority to vote for any individual nominee(s), mark "For All Except" and write the name of the nominees on the line below.

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Proposal No. 9 — Adjournment Proposal — a proposal by ordinary resolution to approve the adjournment of the annual general meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to WWAC shareholders or, if as of the time for which the annual general meeting is scheduled, there are insufficient WWAC ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the annual general meeting or (B) in order to solicit additional proxies from WWAC shareholders in favor of one or more of the proposals at the annual general meeting.

FOR ☐ AGAINST ☐ ABSTAIN ☐

______________________________, 2023

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Signature

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(Signature if held Jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR ORDINARY SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.